                                                                     EXHIBIT 4.2

                         XACCT TECHNOLOGIES (1997) LTD.

                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

                              DATED MARCH 23, 2000

                         XACCT TECHNOLOGIES (1997) LTD.

                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

         This Second Amended and Restated Rights Agreement (the "AGREEMENT"), is entered into as of March 23, 2000, by and among XACCT Technologies (1997) Ltd. a company organized under the laws of the State of Israel (the "COMPANY"), Eran Wagner and Limor Schweitzer (the "FOUNDERS") and Eric Gries ("GRIES") (the Founders and Gries, collectively, the "KEY MANAGEMENT"), the holders of the Company's Series A Preferred Shares, as defined below, (or the Ordinary Shares issuable upon conversion or reclassification thereof) (the "SERIES A HOLDERS") the holders of the Company's Series B-1 Preferred Shares as defined below, (or the Ordinary Shares issuable upon conversion or reclassification thereof) (the "SERIES B-1 HOLDERS"), the holders of the Company's Series B-2 Non-voting Preferred Shares, as defined below (or the Ordinary Shares issuable upon conversion or reclassification thereof) (the "SERIES B-2 HOLDERS") (the "SERIES B-1 HOLDERS" and the "SERIES B-2 HOLDERS", collectively, the "SERIES B HOLDERS"), the holders of the Company's Series C-1 Preferred Shares as defined below, (or the Ordinary Shares issuable upon conversion or reclassification thereof) (the "SERIES C-1 HOLDERS") holders of the Company's Series C-2 Non-voting Convertible Preferred Shares (the "SERIES C-2 HOLDERS") (the Series C-1 Holders and the Series C-2 Holders, collectively, the "SERIES C HOLDERS"), and the holders of the Company's Series D Preferred Shares as defined below (or the Ordinary Shares issuable upon conversion or reclassification thereof) (the "SERIES D Holders" or the "PURCHASERS"). The Series A Holders, the Series B Holders, the Series C Holders and the Series D Holders are collectively referred to as the "PREFERRED SHAREHOLDERS", and the "SHAREHOLDERS" shall mean, collectively, the Preferred Shareholders and the Key Management as listed in
Schedule I). Capitalized terms that are not defined in this Agreement shall have the meanings ascribed to them in the Revised Articles (as such term is defined in the Series D Share Purchase Agreement (as defined below)). If any provision of this Agreement shall conflict with a provision of the Revised Articles, the construction of the Revised Articles shall control both the Revised Articles and this Agreement.

                                    RECITALS

         WHEREAS, the Company, the Founders, and the Series A Holders entered into a Share Purchase Agreement dated June 9, 1997 and November 17, 1997 as modified by Letter Agreements dated as of March 2, 1998, from the Company to the Series A Holders (collectively, the "SERIES A SHARE PURCHASE AGREEMENT"), pursuant to which the Company entered into certain covenants and granted certain rights and the Series A Holders purchased certain of the Company's Series A Preferred Shares nominal value NIS 0.01 per share (the "SERIES A PREFERRED" or the "SERIES A PREFERRED SHARES"), and warrants to purchase additional shares of the Company's Series A Preferred Shares (the "SERIES A WARRANTS");

         WHEREAS, the Company and the Series B Holders entered into a Share Purchase Agreement dated October 29, 1998 (including a subsequent closing dated January 21, 1999), (the "SERIES B SHARE PURCHASE AGREEMENT"), pursuant to which the Company entered into certain covenants and granted certain rights, and the Series B Holders purchased certain of the Company's Series B-1 Preferred Shares nominal value NIS 0.01 per share, and the Company's Series B-2 Non-voting Preferred Shares nominal value NIS 0.01 per share, (the "SERIES B-2 PREFERRED" or the "SERIES B-2 PREFERRED SHARES") (the Series B-1 Preferred and the Series B-2 Preferred collectively, the "SERIES B PREFERRED" or the "SERIES B PREFERRED SHARES") and warrants to purchase additional shares of the Company's Series B Preferred Shares (the "SERIES B WARRANTS");

         WHEREAS, the Company, the Key Management, and the Series A Holders agreed to supersede in the Series B Rights Agreement dated October 29, 1998 (the "SERIES B RIGHTS AGREEMENT") the covenants and rights enumerated in sections 7 through 17, inclusive, of the Series A Share Purchase Agreement;

         WHEREAS, the Company, certain Series A Holders, Series B Holders and the Series C Holders are entering into a Series C Share Purchase Agreement dated October 7, 1999 (including a subsequent closing dated December 21, 1999) (the "SERIES C SHARE PURCHASE AGREEMENT") pursuant to which, INTER ALIA, the Series C Holders purchased shares of Series C-1 Preferred Shares nominal value NIS 0.01 per share (the "SERIES C-1 PREFERRED" or the "SERIES C-1 PREFERRED SHARES") or shares of the Company's Series C-2 Non-voting Preferred Shares nominal value NIS
0.01 per share (the "SERIES C-2 PREFERRED" or the "SERIES C-2 PREFERRED SHARES"), (the Series C-1 Preferred and the Series C-2 Preferred, collectively the "SERIES C PREFERRED" or the "SERIES C PREFERRED SHARES"), and warrants to purchase additional shares of the Company's Series C Preferred Shares (the "SERIES C WARRANTS");

         WHEREAS, the Company, the Key Management, the Series A Holders and the Series B Holders agreed to supersede in the Amended and Restated Rights Agreement dated October 7, 1999 ("FIRST RIGHTS AGREEMENT") the covenants and rights in the Series B Rights Agreement, and to amend, modify, restate and supersede the Series B Rights Agreement;

         WHEREAS, the Company and the Series D Holders are entering into a Series D Share Purchase Agreement dated March 23, 2000 (the "SERIES D SHARE PURCHASE AGREEMENT") pursuant to which, INTER ALIA, the Purchasers will purchase shares of Series D Preferred Shares nominal value NIS 0.01 per share (the "SERIES D PREFERRED", and together with the Series A Preferred, the Series B Preferred and the Series C Preferred, the "PREFERRED SHARES", each of which is convertible or reclassifiable into either Voting Ordinary Shares nominal value NIS 0.01 per share (the "VOTING ORDINARY SHARES") or Non-voting Ordinary Shares nominal value NIS 0.01 per share (the "NON-VOTING ORDINARY SHARES") (the Voting Ordinary Shares and the Non-voting Ordinary Shares, collectively, the "ORDINARY SHARES"));

         WHEREAS, the Key Management, the Series A Holders, the Series B Holders, the Series C Holders and the Series D Holders have agreed to amend, modify, restate and supercede the First Rights Agreement in this Agreement;

         WHEREAS, the Company desires to grant certain registration and other rights as set forth herein;

         NOW THEREFORE, in reliance on the foregoing recitals, and in and for the mutual covenants and consideration set forth herein, the parties hereto agree as follows:



1.       INFORMATION RIGHTS

         1.1 FINANCIAL INFORMATION

         (a) Within ninety (90) days after the end of each fiscal year, the Company shall deliver to each Shareholder consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in the financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with Israeli generally accepted accounting principles ("GAAP") and in reasonable detail, audited by a firm of Independent Certified Public Accountants in the State of Israel who are members of the Israeli Institute of Certified Public Accountants, and accompanied by an opinion of such firm which opinion shall state that such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

         (b) Within forty-five (45) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, the Company shall deliver to each Shareholder a consolidated balance sheet of the Company and its subsidiaries, if any, and consolidated statements of income and consolidated statements of changes in the financial condition of the Company and its subsidiaries for such period prepared in accordance with GAAP (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company and stating that management believes that such statements reflect all adjustments necessary to a fair presentation of the Company's financial position ("UNAUDITED FINANCIAL STATEMENTS") as of the end of such quarterly period.

         (c) Within thirty (30) days after the end of each month, the Company shall deliver to (i) each Preferred Shareholder who is a holder of shares of Registrable Securities (as defined in Section 2.2) having an aggregate value of at least US$500,000, valued at the Conversion Price as that term is defined in the Revised Articles, and (ii) each member of Key Management who holds at least 50,000 shares of Registrable Securities (collectively, "MAJOR HOLDERS"), Unaudited Financial Statements as of the end of such calendar month and, to the Company's board of directors (the "BOARD"), consolidated sales figures, backlog and new orders for each month, prepared in accordance with GAAP, together with a comparison of such statements to the Company's operating plans then in effect and approved by the Board, subject to changes resulting from year-end audit adjustments, signed by the CFO and stating that management believes that such statements reflect all adjustments necessary to a fair presentation.

         (d) The Company will permit the Major Holders and their authorized representatives full and free access, at all reasonable times and upon reasonable notice, to any of the properties of the Company, including its books and records, and to discuss its affairs, finances and accounts with the Company's officers and auditor. In addition, the Company shall provide written notice to Major Holders upon the occurrence of any event that, in the judgment of the Board, will likely have a material effect on the Company.

         (e) The rights granted pursuant to sub-sections 1.1(b), (c) and
(d) may not be assigned or otherwise conveyed by the Shareholders, or by any subsequent transferee of any such rights (other than transfers pursuant to Section 7) without the prior written consent of the Company except as authorized in this Section. After giving notice to the Company, the Shareholders, without the Company's consent, may assign the rights granted pursuant to Section 1.1 to any transferee, who qualifies as a Major Holder, other than a direct competitor of the Company.

         1.2 TERMINATION OF COVENANTS. The obligations of the Company set forth in sub-sections 1.1(b), (c) and (d) shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

2. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

         2.1 RESTRICTIONS ON TRANSFERABILITY. The Preferred Shares and the Conversion Shares (as defined below) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2. The Shareholder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Shareholders to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

         2.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:


                  "CLOSING DATE" shall mean the date of the first purchase and sale of Series B Preferred pursuant to the Series B Share Purchase Agreement.

                  "COMMISSION" shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the U.S. Securities Act.

                  "CONVERSION SHARES" means the Ordinary Shares issued or issuable pursuant to conversion or reclassification of (i) the Preferred Shares, or (ii) any preferred shares of the Company that any of the Preferred Shareholders may hereinafter acquire (including without limitation, upon exercise of the warrants) or receive upon a Recapitalization Event (as defined in this
Section 2.2) or otherwise. For purposes only of Section 2.6, 2.9 through 2.13,
2.15 and 2.16 hereof, "CONVERSION SHARES" shall also be deemed to mean any Ordinary Shares held by a member of Key Management.

                  "HOLDER" shall mean (i) any Preferred Shareholder holding Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Section 2 have been transferred in accordance with
Section 2.14 hereof. For purposes only of Sections 2.6, 2.9 through 2.13, 2.15 and 2.16 hereof, "HOLDER" shall also be deemed to mean any member of Key Management. For purposes of Sections 2.5(b) and 2.6 Holders shall also include Nissho Iwai American Corporation ("NIAC").

                  "INITIATING HOLDERS" shall mean any of the following: (i) Holders in the aggregate of greater than 50% of the Series A Preferred (or Ordinary Shares received upon conversion or reclassification thereof) (the "SERIES A INITIATORS"), (ii) Holders in the aggregate of greater than 50% of the Series B Preferred (or Ordinary Shares received upon conversion or reclassification thereof) (the "SERIES B INITIATORS"), (iii) Holders in the aggregate of greater than 50% of the Series C Preferred (or Ordinary Shares received upon conversion or reclassification thereof) (the "SERIES C INITIATORS") (iv) Holders in the aggregate of greater than 50% of the Series D Preferred (or Ordinary Shares received upon conversion or reclassification thereof) (the "SERIES D INITIATORS"), or (v) Holders in the aggregate of greater than 50% of the Preferred Shares combined (or Ordinary Shares received upon conversion or reclassification thereof) (the "PREFERRED INITIATORS").

                  "QUALIFIED IPO" for each Series of Preferred Shares and Ordinary Shares other than the Series D Preferred Shares a firmly underwritten initial public offering of the Company's Ordinary Shares (the "IPO") at a price per Ordinary Share (prior to underwriters' commissions and expenses) representing a Company valuation immediately prior to the IPO of at least US$200 million (as determined by the underwriters) and with total gross offering proceeds to the Company in excess of $20 million; and for the Series D Preferred Shares an IPO either: (i) at a price per Ordinary Share (prior to underwriters' commissions and expenses) representing a Company valuation immediately prior to the IPO of at least US$360 million (as determined by the underwriters); or (ii) with total gross offering proceeds to the Company in excess of $45 million;

                  "REGISTRABLE SECURITIES" means (i) the Conversion Shares (ii) any Ordinary Shares of the Company issued or issuable in respect of the Conversion Shares upon any stock split, share dividend, recapitalization, or similar event (collectively, a "RECAPITALIZATION EVENT"), or any Ordinary Shares otherwise issuable with respect to the Conversion Shares, (iii) Ordinary Shares of the Company that any Preferred Shareholder may hereinafter acquire, (iv) Ordinary Shares issued to a Preferred Shareholder pursuant to a Recapitalization Event, and (v) Preferred Shares (unless otherwise required by law); provided, however, that Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) in the case of any holder of less than 1% of the outstanding Ordinary Shares, sold or are, in the opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. Registrable Securities shall not include any securities that upon resale would be non-voting securities of the Company. Notwithstanding the foregoing, for the purposes of Sections 2.5(b) and 2.6 Registrable Securities shall include shares held by NIAC.

                  The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.5,
2.6 and 2.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of counsel for the Holders.

                  "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 2.3 hereof.

                  "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SECURITIES LAWS" shall mean the Securities Act and applicable Israeli securities laws.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and share transfer taxes applicable to the securities registered by the Holders.

         2.3 RESTRICTIVE LEGEND. Each certificate representing (i) the
Preferred Shares, (ii) the Conversion Shares and (iii) any other securities issued in respect of the Preferred Shares or the Conversion Shares upon any share split, share dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws or Israeli law):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR APPROVED BY THE ISRAELI SECURITIES AUTHORITY. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND UNDER ISRAELI LAW.

                  Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Shares or the Ordinary Shares in order to implement the restrictions on transfer established in this Section 2.

         2.4 RESTRICTIONS ON TRANSFER. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.4. Subject to Section 7 hereof, any sale, assignment or any other transfer of securities by a Seller (as defined in Section 5 herein) shall be null and void and the transferee of such a sale shall not be recognized by the Company as the holder or owner of the securities sold, assigned or transferred for any purpose (including, without limitation, voting or dividend rights);

         (a) Unless and until the Seller has provided the Company with written evidence that the requirements of Sections 5 and 6 hereof, if applicable, have been met or waived; and

         (b) If there is no registration statement under the United
States securities act(s) covering the proposed transfer, and, if reasonably requested by the Company, unless and until the Seller provides, at Seller's expense, a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the applicable securities laws; and

         (c) Unless such assignment or transfer does not subject the Company to the prospectus requirements of the Israeli securities laws; and

         (d) Unless and until the Seller provides to the Company documents, in form and substance satisfactory to the Company evidencing the agreement by the Permitted Transferee (as defined in Section 7.1 hereof) to be bound by the provisions of this Agreement.

         2.5 REQUESTED REGISTRATION.

         (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than that number of shares of Registrable Securities which would result in an anticipated aggregate offering price, net of underwriting discounts and commissions, greater than five million dollars (US$5,000,000), the Company will:

                  (i) Promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                  (ii) As soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty
         (20) days after receipt of such written notice from the Company;

                       Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

                  (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (B) Prior to the earlier of (x) four years after the Closing Date, or (y) six months after the closing of the IPO;

                  (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                  (D) (i) With respect to a registration initiated by Series A Initiators, after the Company has effected one registration initiated by Series A Initiators and such registration has been declared or ordered effective; (ii) with respect to a registration initiated by Series B Initiators, after the Company has effected one registration initiated by Series B Initiators and such registration has been declared or ordered effective; (iii) with respect to a registration initiated by Series C Initiators, after the Company has effected one registration initiated by Series C Initiators and such registration has been declared or ordered effective; (iv) with respect to a registration initiated by Series D Initiators, after the Company has effected one registration initiated by Series D Initiators and such registration has been declared or ordered effective; and (v) with respect to a registration initiated by Preferred Initiators, after that number of registrations equal to five (5) less the number of registrations effected pursuant to clause (i), (ii), (iii) and (iv) of this sub-section (D) which have been previously declared or ordered effective;

                  (E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future and it is therefore essential to defer the filing of such registration statement, then the Company's obligation to use its best efforts to register, qualify or comply under this Section
         2.5 shall be deferred for a period not to exceed one hundred twenty
         (120) days from the date of receipt of written request from the Initiating Holders; provided that the Company may not exercise this deferral right under this Section 2.5 or under Section 2.7 more than once per twelve (12) month period.

         Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

         (b) UNDERWRITING. In the event that a registration pursuant to
Section 2.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.5(b), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. A Holder may elect to include in such underwriting all or part of the Registrable Securities such Holder owns.

         The Company shall (together with all Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2.5(b), if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares held by shareholders other than the Holders, then shares which the Company may wish to register for its own account, and thereafter, to the extent necessary, shares held by the Holders (PRO-RATA to the respective amounts of Registrable Securities held by such Holders at the time the registration statement is filed), provided, however that in any event all Registrable Securities must be included in such registration prior to any other shares of the Company. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and, in connection with the IPO, such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such IPO, or such other shorter period of time as the underwriters may require.

         If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of factors pursuant to this sub-section (b), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with the preceding two paragraphs.

         2.6 COMPANY REGISTRATION.

         (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Commission Rule 145 transaction, or (z) a registration pursuant to Section 2.5 or Section 2.7 of this Agreement, the Company will;

             (i) promptly give to each Holder a written notice thereof; and

             (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder. Such request may specify all or part of a Holder's Registrable Securities.

         (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of written notice given pursuant to Section 2.6(a)(i). In such event the right of any Holder to registration pursuant to Section 2.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, (i) first shares held by shareholders other than the Purchaser Holders (as defined below), but only to the extent such shares exceed the Non-Purchaser Minimum Holders (as defined below), PRO-RATA to the respective amounts of Registrable Securities held by such non-Purchaser Holders at the time the registration statement is filed (except in connection with the IPO, in which case all such shares may be so excluded), and (ii) thereafter, shares held by the Purchaser Holders, but only to the extent such shares exceed the Purchaser Minimum (as defined below) PRO-RATA to the respective amounts of Registrable Securities held by such Purchaser Holders (except in connection with the IPO, in which case all such shares may be so excluded). The "PURCHASER HOLDERS" shall mean the Holders other than Key Management. The "NON-PURCHASER MINIMUM" shall mean 8% of the total amount of securities included in such offering. The "PURCHASER MINIMUM" shall mean 25% of the total amount of the securities included in such offering. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by a written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and, in connection with the IPO, shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating to the IPO, or such other shorter period of time as the underwriters may require.

         (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw from any registration initiated by it under this
Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         2.7 REGISTRATION ON FORM S-3.

         (a) If any Holder or Holders who hold Registrable Securities equal or convertible in the aggregate to not less than 1% of the then outstanding Ordinary Shares request that the Company file a registration statement on Form S-3 (or any successor or comparable form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed US$1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this
Section 2.7 in any twelve (12) month period pursuant to this Section 2.7. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. The substantive provisions of Section 2.5(b) shall be applicable to each registration initiated under this Section 2.7.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7 (i) in any particular jurisdiction (excluding Israel) in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) prior to the Company's first registered public offering of its shares; (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for such registration statements to be filed in the near future and it is therefore essential to defer the filing of such registration statement, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred and twenty (120) days from the receipt of the request to file such registration by such Holder; provided that the Company may not exercise this deferral right under this Section 2.7 or under Section 2.5 more than once per twelve (12) month period.

         2.8 RIGHTS AGREEMENT. From and after the Closing Date, the Company, except with the prior written consent of each of (i) the holders of at least 75% of the shares of Series A Preferred, (ii) the holders of at least 75% of the shares of Series B Preferred, (iii) the holders of at least 75% of the shares of Series C Preferred then outstanding and (iv) the holders of at least 75% of the shares of Series D Preferred then outstanding, shall not enter into any agreement with any holder or group of holders or prospective holder or group of prospective holders of any securities of the Company giving such holder or group of holders or prospective holder or group of prospective holders the right (i) to request registration of their securities, or (ii) to require the Company, upon any registration of any of its securities, to include, among the securities that the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or group of holders or prospective holder or group of prospective holders may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of Registrable Securities sought to be included by the Holders of Registrable Securities.

         2.9 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with (i) five (5) registrations pursuant to Section 2.5, (ii) all registrations pursuant to Section 2.6, and (iii) all registrations pursuant to
Section 2.7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities PRO-RATA on the basis of the number of shares so registered.

         2.10 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

         (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least two hundred seventy (270) days or until the distribution described in the Registration Statement has been completed (the "EFFECTIVE PERIOD") including, without limitation, the preparation and filing with the Commission of such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement; provided, however, that the Effective Period shall be extended (i) for a period of time equal to the Standoff Period (as defined in Section 2.15 below); and (ii) in the case of any registration on Form S-3 intended to be offered on a continuous or delayed basis, until all such Registrable Securities are sold; and

         (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus including any amendment of or supplement to such prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

         (c) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holders participating in such underwriting shall also enter into and perform their obligations under such an agreement.

         (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         (e) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder with a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         (f) Furnish, at the request of the Holders requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

         (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         2.11  INDEMNIFICATION.

         (a) The Company will indemnify each Holder, each of its officers, directors, partners, shareholders, employees, legal advisers, accountants and agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and within a reasonable period the Company will reimburse each such Holder, each of its officers, directors, partners, shareholders, employees, legal advisers, accountants and agents and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each indemnifying Holder under this sub-section (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder in such registration, unless such liability arises out of or is based on willful misconduct by such Holder.

         (c) Each party entitled to indemnification under this Section
2.11 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Party's expense, provided, however, that the Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceedings. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall provide such information regarding itself or the claim in question as an Indemnifying Party has reasonably requested in writing and as shall be reasonably required in the defense of such claim and the litigation resulting therefrom.

         (d) If the indemnification provided for in this Section 2.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and on the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) The obligations of the Company and Holders under this
Section 2.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

         2.12 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

         2.13 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Ordinary Shares of the Company, the Company agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

         (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

         (c) So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtained by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         2.14 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to (i) Holders under Sections 2.5, 2.6 and 2.7, or (ii) Key Management under Section 2.6, may be assigned to a Permitted Transferee (as defined herein) other than a direct competitor of the Company.

         2.15 STANDOFF AGREEMENT. In connection with the IPO, the Holder agrees, upon request of the Company or the underwriters managing the IPO, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time as may be requested by the underwriters (the "STANDOFF PERIOD") not to exceed one hundred eighty (180) days, provided that the officers and directors of the Company who own shares of the Company also agree to such restrictions and that the Company uses all reasonable requests to obtain a similar covenant from all holders of 1% or more of the Company's outstanding securities.

         2.16  TERMINATION OF REGISTRATION RIGHTS.

         (a) Except as set forth in subparagraph (b) below, the right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.5, 2.6, or 2.7 shall terminate at such time after the closing of the IPO as all shares of Registrable Securities held or entitled to be held, upon conversion by such Holder, may immediately be sold under Rule 144 during any ninety (90) day period.

         (b) The provisions of subparagraph (a) above shall not apply to any Holder (other than NIAC) who owns 1% or more of the Company's outstanding share capital until such time as such Holder (other than NIAC) owns less than 1% of the outstanding share capital of the Company.

         2.17  SHARE ALLOCATION TO SERIES C HOLDERS.

         (a) Subject to any applicable legal and regulatory limitations, the Company shall use best efforts to cause all underwriters that it shall engage to offer in the Share Allocation (as defined in sub-section 2.17(b) below) to each of the Series C Holders, out of the Ordinary Shares registered with the Commission in connection with a Qualified IPO ("IPO SHARES") (i) such Series C Holder's PRO-RATA Share (as defined in sub-section 2.17 (b) below) of the IPO Shares included in the Share Allocation and (ii) the PRO-RATA Share of any other Series C Holder to the extent such other Series C Holder elects not to purchase its full PRO-RATA Share. Such offer shall be made to each such Series C Holder at the gross public offering price set forth on the cover page of the final Prospectus included as a part of the Company's Registration Statement. The participation of any Series C Holder (or the holder of an equivalent number of Ordinary Shares held upon the conversion or reclassification of Series C Preferred) in the Share Allocation shall be conditioned in all cases on that Series C Holder's compliance with all applicable federal and state securities laws, in particular without limiting the generality of the foregoing on its compliance with applicable disclosure requirements and Rule IM-2110-1 in the Manual of the National Association of Securities Dealers, Inc.

         (b) The "SHARE ALLOCATION" shall mean the offer to the Series C
Holders (or the holders of an equivalent number of Ordinary Shares held upon the conversion or reclassification of Series C Preferred) in accordance with the terms and upon the conditions of this Section 2.17, of such number of IPO Shares calculated by dividing $3,000,000 by the mid-point of the first filing range the Company sets forth in the Registration Statement for the Qualified IPO or an amendment thereto. The number of shares included in the Share Allocation shall be subject to reduction (or elimination) if the Board determines in good faith that the issuance of such shares would be materially detrimental to the success of the Qualified IPO. For the purposes of this Section 2.17, a Series C Holder's "PRO-RATA SHARE" at any time shall mean a fraction the numerator of which is the number of shares of Series C Preferred then held by such holder (including the Ordinary Shares received upon conversion or reclassification thereof) and the denominator of which is the total number of shares of Series C Preferred then issued and outstanding (including the Ordinary Shares received upon conversion or reclassification thereof).

         (c) The Company shall transmit to each Series C Holder at its address as set forth in the shareholders register of the Company (or of its transfer agent, if any) within five business days after the date of the preliminary prospectus with respect to the Qualified IPO (and within five business days after the date of any later preliminary prospectus with respect to the Qualified IPO if the Qualified IPO shall be abandoned for any reason at any time or from time to time) a copy of such preliminary prospectus together with the Company's calculation based on the number of shares held by such Series C Holders as set forth in the Company's shareholder register (or the shareholders register of its transfer agent, if any) of each such Series C Holder's PRO-RATA Share. Each holder of Series C Preferred (including the Ordinary Shares received upon conversion or reclassification thereof) that shall desire to exercise its option to purchase IPO Shares in the Share Allocation shall respond to the "Indication of Interest" form that it shall receive from or on behalf of the underwriters of the Qualified IPO within a reasonable period as shall be specified therein, for effecting a "Holder's Notification". A Series C Holder may exercise its option as aforesaid with respect to all or some of the IPO Shares offered to it in the Share Allocation. Any Series C Holder that shall not have notified the Company of its exercise of such option within the aforesaid period shall be deemed not to have exercised its option hereunder.

         (d) Each Series C Holder shall notify the Company in its
Holder's Notification of such Series C Holder's intention to purchase (i) all or any part of its PRO-RATA Share of the IPO Shares included in the Share Allocation and (ii) all or any part of the PRO-RATA Share of any other Series C Holder to the extent such other Series C Holder does not elect to purchase its full PRO-RATA Share. The purchase and sale of the IPO Shares shall occur on the same terms and conditions as shall be offered to the public in the Qualified IPO.

3.       INDEMNIFICATION AND REMEDIES


         3.1 INDEMNIFICATION BY COMPANY.

         (a) The Company agrees to protect, defend, indemnify, and hold harmless the Purchasers against and in respect of any and all loss, liability, deficiency, damage, cost, or expense, or actions in respect thereof (including reasonable legal fees and expenses), as and when incurred, occasioned by any breach, falsity, or failure of (i) any of the representations, warranties and covenants of the Company contained in the Series D Share Purchase Agreement, or
(ii) any of the covenants of the Company herein contained, provided any claim is brought within three years of the date of this Agreement.

         (b) The Company agrees to protect, defend, indemnify, and hold harmless the Series C Holders against and in respect of any and all loss, liability, deficiency, damage, cost, or expense, or actions in respect thereof (including reasonable legal fees and expenses), as and when incurred, occasioned by any breach, falsity, or failure of (i) any of the representations, warranties and covenants of the Company contained in the Series C Share Purchase Agreement, or (ii) any of the covenants of the Company herein contained, provided any claim is brought within three years of the date of the Series C Purchase Agreement.

         (c) The Company further agrees to protect, defend, indemnify and hold harmless the Series B Holders against and in respect of any and all loss, liability, deficiency, damage, cost or expense, or actions in respect thereof (including reasonable legal fees and expenses), as and when incurred, occasioned by any breach, falsity or failure of (i) any of the representations, warranties and covenants of the Company contained in the Series B Share Purchase Agreement, or (ii) any of the covenants of the Company as per last round, provided any claim is brought within three years of the date of the Closing Date.

         3.2 INDEMNIFICATION BY SERIES B HOLDERS, SERIES C HOLDERS, AND SERIES D HOLDERS.

         (a) Each Purchaser, severally but not jointly, agrees to protect, defend, indemnify, and hold harmless the Company, up to the respective sum of each such Purchaser's investment, against and in respect of any and all loss, liability, deficiency, damage, cost, or expense or action in respect thereof (including reasonable legal fees and expenses), as and when incurred, occasioned by any breach, falsity, or failure of the representations and warranties of such Purchaser contained in the Series D Share Purchase Agreement, provided any such claim is brought within three years of the date of this Agreement.

         (b) Each Series C Holder, severally but not jointly, agrees to protect, defend, indemnify, and hold harmless the Company, up to the respective sum of each such Series C Holders' investment, against and in respect of any and all loss, liability, deficiency, damage, cost, or expense or action in respect thereof (including reasonable legal fees and expenses), as and when incurred, occasioned by any breach, falsity, or failure of the representations and warranties of such Purchaser contained in the Series C Share Purchase Agreement, provided any such claim is brought within three years of the date of the Series C Share Purchase Agreement.

         (c) Each Series B Holder, severally but not jointly, agrees to protect, defend, indemnify, and hold harmless the Company, up to the respective sum of each such Series B Holder's investment, against and in respect of any and all loss, liability, deficiency, damage, cost, or expense or action in respect thereof (including reasonable legal fees and expenses), as and when incurred, occasioned by any breach, falsity, or failure of the representations and warranties of such Series B Holder contained in the Series B Share Purchase Agreement, provided any such claim is brought within three years of the date of the CLOSING DATE.

         3.3 INDEMNIFICATION FROM THIRD PARTY CLAIMS. The Company hereby agrees to indemnify, exonerate and hold each of the Series B Holders, the Series C Holders and the Purchasers and their (if applicable) general and limited partners and their respective shareholders, members, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, or suits brought against them by third parties (the "THIRD PARTY CLAIMS"), losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "DAMAGES") arising from any such Third Party Claim, incurred in their capacity as Series B Holders, Series C Holders, Series D Holders or as purchasers of the Company's securities, by any of the indemnitees as a result of or relating to
(i) any transaction by the Company financed or to be financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Series B Preferred, of any of the Series C Preferred, or of any of the Series D Preferred, (ii) the execution, delivery, performance or enforcement of this Agreement, the Series B Share Purchase Agreement, the Series C Share Purchase Agreement and the Series D Share Purchase Agreement except for such Damages that are caused by the actions of the Indemnitee in violation of its obligations under such agreements.

         3.4 INDEMNITY PROCEDURE. Promptly after receipt by Series B Holders, the Series C Holders, the Purchasers or the Company of notice of the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought as provided above, such party (the "INDEMNITEE") shall notify the party from whom indemnification is claimed (the "INDEMNITOR"). The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding, or investigation for which the Indemnitor assumes the defense, provided, however, that if the defendants in any action include both the Indemnitee and the Indemnitor and there is a conflict of interests which would prevent counsel for the Indemnitor from also representing the Indemnitee, the Indemnitee shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit, or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration and without an admission of liability.

         3.5 REMEDIES. The provisions of this Section 3 shall not limit or impair any right or remedy arising from any breach of this Agreement. In addition to any other remedy provided by law or equity, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to the specific performance by the other of its obligations hereunder. All remedies, either under this Agreement, or by law or as may otherwise be afforded to the Shareholders or the Company, as the case may be, shall be cumulative.

4.       AFFIRMATIVE COVENANTS.

         The Company hereby covenants to the Preferred Shareholders as follows:

         4.1 MAINTENANCE OF EXISTENCE AND PROPERTIES, ETC. The Company will (a) maintain its corporate existence, rights, governmental approvals and franchises necessary for the conduct of its business, (b) keep its properties in good repair, working order and condition, reasonable wear and tear excepted, (c) give appropriate notice to the Preferred Shareholders of events of default pursuant to any agreements of the Company, (d) enter into transactions with affiliates only on fair and reasonable terms and subject to any applicable law, and (e) promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall at the time be contested in good faith by appropriate proceedings and provided further that, unless otherwise approved by the Board, the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         4.2 SUFFICIENCY OF CONVERSION SHARES. The Shareholders agree that, in the event at any time the number of authorized Ordinary Shares of the Company shall be insufficient to permit the conversion or conversion by reclassification of all Preferred into Ordinary Shares in accordance with the conversion provisions of the Revised Articles, the Shareholders shall vote in favor of such increase or reclassification in the Company's registered share capital as shall be necessary and shall take all steps as are legally required to execute such conversion or conversion by way of reclassification.

         4.3 ACCOUNTING. The Company will maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper reserves as shall be required by GAAP.

         4.4 INSURANCE. The Company maintains and will continue to maintain third party liability, employers' liability, fire and casualty insurance policies in effect from the date of this Agreement in amounts and on terms substantially similar to other companies of the size and in the business of the Company. The Company shall maintain from financially sound and reputable insurers (and shall pay all premiums and maintain in full force and effect) term life insurance (with the Company named as beneficiary) on the lives of each member of Key Management, each in the amount of two million United States dollars (US$2,000,000).

         4.5 CONFIDENTIAL INFORMATION AND INVENTIONS AGREEMENTS. The Company and its subsidiaries will not employ any person, or otherwise contract with any consultant who will have access to confidential information with respect to the Company and its operations unless such person or consultant (as applicable) has executed and delivered the form of U.S. Information Agreement (as such term is defined in the Series C Share Purchase Agreement) or Israeli Information Agreement (as such term is defined in the Series C Share Purchase Agreement) or standard form non-disclosure agreement applicable to third parties, as applicable, in the forms previously provided to the Series C Holders pursuant to the Series C Share Purchase Agreement or in such other form as is expressly approved by the Board except as such forms may be so modified in consultation with legal counsel from time to time.

         4.6 ANNUAL PLAN; MONTHLY REPORT. The management of the Company shall establish annually an operating plan and budget for the Company (the "ANNUAL PLAN") in consultation with the Board. The Annual Plan for the following year shall be submitted to the Board for its approval at least sixty (60) days prior to the first day of the year covered by such Annual Plan.

         4.7 COMPOSITION OF THE BOARD.

         (a) The Board shall be composed of up to seven (7) directors, out of whom: one (1) director (the "SERIES A PREFERRED SHARES DIRECTOR") shall be designated by written notice to the Company by the holders of the majority of the Series A Preferred Shares (including all Voting Ordinary Shares received upon conversion or reclassification of Series A Preferred Shares) except as set forth below, and shall be nominated in writing by Ampal (as defined below); one (1) director (the "SERIES B-1 PREFERRED SHARES DIRECTOR") shall be designated by written notice to the Company by the holders of the majority of the Series B-1 Preferred Shares (including all Voting Ordinary Shares received upon conversion or reclassification of the Series B Preferred Shares and upon the conversion or reclassification of the Non-Voting Ordinary Shares), and nominated in writing by Trident Capital Management-II, L.L.C.; subject to the right of TCV III (Q), L.P. and entities affiliated therewith ("TCV") set forth below, one (1) director (the "SERIES C-1 PREFERRED SHARES DIRECTOR") shall be designated by written notice to the Company by the holders of the majority of the Series C-1 Preferred Shares (including all Voting Ordinary Shares received upon conversion or reclassification of the Series C Preferred Shares and upon the conversion or reclassification of the Non-Voting Ordinary Shares), and nominated in writing by TCV; and two (2) directors (the "ORDINARY SHARES DIRECTORS") shall be designated by written notice to the Company by the holders, from time to time, of a majority of the Voting Ordinary Shares (but excluding Voting Ordinary Shares received upon conversion or reclassification of the Preferred Shares and upon the conversion or reclassification of the Non-voting Ordinary Shares); in addition, and subject to the consent in writing by the holders of the majority of each class of shares (excluding holders of Series B-2 Non-voting Preferred Shares, the Series C-2 Non-voting Preferred Shares and Non-voting Ordinary Shares), the Chief Executive Officer of the Company (the "CEO"), shall serve as a director EX OFFICIO for so long as he is CEO of the Company. The seventh director, who shall be an industry expert (the "ADDITIONAL DIRECTOR") shall be appointed by the majority of the members of the Board. Except as specifically stated in this Section 4.7, any vacancy on the Board may only be filled by the holders of the class of shares or member(s) that had the right to appoint the previous incumbent of such vacancy. Notwithstanding the above said, for so long as the Company has not received written notice to the contrary from Ampal-American Israel Corporation or its representatives ("AMPAL"), Ampal shall be entitled to appoint one Series A Preferred Shares Director for so long as it is a holder of Series A Preferred Shares of the Company or holds, on an as converted basis 4 (four) per cent or more of the issued and outstanding share capital of the Company. Notwithstanding the above said, for so long as the Company has not received written notice to the contrary from TCV or its representatives, TCV shall be entitled to appoint and designate the Series C-1 Preferred Shares Director for so long as TCV holds at least 1,315,832 Series C Preferred Shares of the Company (as may be adjusted in the event of a Recapitalization Event).

         (b) Notwithstanding the above said, the Founders shall be entitled to appoint either Eran Wagner or Limor Schweizer as one of the Ordinary Shares Directors (the "FOUNDER APPOINTEE") for so long as (i) the Founders collectively hold 5 (five) percent or more of the issued and outstanding share capital of the Company, on an as converted basis, and not more than 50 (fifty) percent of the issued and outstanding Ordinary Shares, and (ii) the Company has not received written notice to the contrary from the Founders or their representatives; provided that if neither Founder is employed by the Company, then the holders of a majority of the Preferred Shares (excluding the Series B-2 Non-voting Preferred Shares and the Series C-2 Non-voting Preferred Shares) may, by written notice, veto the appointment of one Founder, in which case the Founder Appointee shall be the other Founder.

         (c) In addition to the Series A Preferred Shares Director,
Series B-1 Preferred Shares Director and the Series C-1 Preferred Shares Director, one authorized representative ("OBSERVER") of each of (i) Trident Capital Management-II, L.L.C. and affiliated entities (collectively, "TRIDENT"),
(ii) Eucalyptus Venture Management L.L.C. and affiliated entities (collectively "EUCALYPTUS"), (iii) Israel Seed Limited Partnership and affiliated entities ("ISRAEL SEED"), (iv) subject to the Management Rights Agreement, TCV, (v) Deutsche Bank AG and/or affiliated entities ("DB") and (vi) Sun Microsystems, Inc. shall be entitled to receive notice of and attend all meetings of the Board in a non-voting observer capacity, at its own expense; provided that the Company reserves the right to withhold any information from or to exclude any Observer(s) if the Company in consultation with the Board, in its reasonable discretion, determines that: (i) the sensitivity or confidentiality concerns relating to the subject or matter specifically being discussed either in the meeting or in writing makes it advisable to exclude such Observer(s) or exclude the provision of information to such Observer(s) due to a risk of a conflict of interest for such Observer(s) so excluded, (ii) the disclosure of such information or attendance by such Observers on specifically designated issues or matters could adversely affect the attorney-client privilege between the

Company and its counsel or (iii) the law would exclude an officer or director in such circumstances. Each Observer shall have a duty to advise the Board in the event of any issue with respect to which such Observer has or may have a conflict of interest at the earliest possible time but not later than the beginning of the first meeting of the Board in which such issue is discussed or expected to be discussed. Trident, Eucalyptus, Israel Seed, TCV, DB and the Observers shall maintain the confidentiality of all financial, confidential and proprietary information obtained by them and shall not make available any information provided by the Company to any competitor or customer of, or vendor to the Company or any affiliate or associate of such entity. For the avoidance of doubt the Observers shall not be liable toward a party hereto as to any action or inaction of the Board.

         Subject to the above said, each Observer shall be entitled to receive all notices, written documents and materials provided to Directors and to attend and participate in all meetings of the Board. The Observers shall not be entitled to vote.

         The rights to the Series A Preferred Shares Director (including the Director appointed by Ampal), the Series B-1 Preferred Shares Director, the Series C-1 Preferred Shares Director (including the Director appointed by TCV), the Ordinary Shares Directors (including the Founder Appointee) and the Observers shall each terminate upon a Qualified IPO.

         (d) The rights to the Series A Preferred Shares Director
(including the Director appointed by Ampal), the Series B-1 Preferred Shares Director, the Series C-1 Preferred Shares Director (including the Director appointed by TCV), the Ordinary Shares Directors (including the Founder Appointee), and the Observers shall each terminate upon a Qualified IPO.

         4.8 BOARD COMMITTEES. The Board may delegate any of its powers to committees consisting of not more than 4 (four) Directors, as long as the committee is composed of at least two Preferred Shares Directors (as defined in the Revised Articles) whose identity shall be determined by the Board. The Board may, from time to time, revoke such delegation. Notwithstanding the aforesaid, the Board shall establish and maintain an Audit Committee and a Compensation Committee of the Board, each of which shall consist of not more than 4 (four) members, provided that each such committee is composed of at least two Preferred Shares Directors whose identity shall be determined by the Board. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board and subject thereto shall be governed by the provisions of the Revised Articles regulating the proceedings and meetings of the Board.

         4.9 VESTING. Subject to the discretion of the Board, all shares and share equivalents issued after the Closing Date to the Company's employees, directors, consultants and other service providers are and will be subject to four (4) year vesting as provided in the Stock Option Plans, as such term is defined in the Series C Share Purchase Agreement. The Company, or in case the Company may not purchase its own shares, its assignees, shall have a repurchase option that shall provide that upon termination of the employment of the shareholder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities law qualification) shall have the option to repurchase at cost any unvested shares held by such shareholder.

         4.10 USE OF PROCEEDS. The Company will use the proceeds of the issuance and sale of the Shares (as defined in the Series D Share Purchase Agreement) as shall be determined by the Board from time to time.

         4.11 TERMINATION OF COVENANTS. The obligations of the Company set forth in sub-sections 4.6 through 4.8 shall terminate upon a Qualified IPO.

         4.12  INDEMNITY AGREEMENTS; DIRECTORS AND OFFICERS INSURANCE.

         (a) Effective upon the commencement of the Israeli Companies Law
(1999), the Company, subject to prior approval by and instruction from the Board and the shareholders, shall enter into indemnity agreements with each of the directors of the Company, which shall provide the maximum scope and amount of indemnification permitted under Israeli law, as such law may be reenacted or modified from time to time.

         (b) The Company will maintain in full force and effect the current director and officer liability insurance policy underwritten by the Israeli Phoenix Insurance Company Ltd. (the "EXISTING D&O POLICY") until the expiration of the current term thereof. Effective on or before such expiration, the Company shall use its best efforts to obtain from a financially sound and reputable United States or Israeli insurer replacement director and officer liability insurance coverage, in an aggregate amount of not less than $2 million, on terms reasonably acceptable to and approved by the members of the Audit Committee of the Board, the Board and the General Meeting, which terms shall in no event be less favorable than the Existing D&O Policy (the "New D&O Policy"). The Company shall maintain in effect the New D&O Policy, which shall not be cancelable by the Company without prior recommendation by the Audit Committee by the Board and the approval of the Board.

5.       RIGHT OF FIRST REFUSAL

         5.1 PRIMARY RIGHT. At any time a shareholder (a "SELLER") proposes to sell or otherwise dispose of any share capital of the Company held by such Seller (the "OFFERED SECURITIES") to a third party (the "PROPOSED TRANSFEREE"), Seller shall first notify the Company in writing of the price, terms and identity of the Proposed Transferee (the "OFFER TERMS"). The Company shall give notice of the Offer Terms in writing (i) if the Seller is a member of Key Management, to the other members of Key Management, (ii) if the Seller is an Ordinary Shareholder who is selling Ordinary Shares to the members of Key Management, (iii) if the Offered Securities are Series A Preferred Shares, to the other Series A Holders, (iv) if the Offered Securities are Series B Preferred Shares, to the other Series B Holders, (v) if the Offered Securities are Series C Preferred Shares, to the other Series C Holders or (vi) if the Offered Securities are Series D Preferred Shares, to the other Series D Holders (such respective offerees shall be referred to as the "PRIMARY OFFEREES"). Each Primary Offeree shall have the right (the "PRIMARY RIGHT") to purchase from the Seller at the same price and on the same terms (x) that portion of the Offered Securities as the aggregate number of shares of Ordinary Shares and Conversion Shares held by such Primary Offeree bears to the total number of shares of Ordinary Shares and Conversion Shares held by all the Primary Offerees for such class of securities (the "PRIMARY BASIC AMOUNT") and (y) such additional portion of the remaining Offered Securities as any Primary Offeree indicates it will purchase should any of the other Primary Offerees subscribe for less than their Primary Basic Amounts (the "PRIMARY UNDERSUBSCRIPTION AMOUNT") and to which such Primary Offeree is entitled under Section 5.2 for a period of five (5) business days after delivery (the "PRIMARY RIGHT PERIOD").

         5.2 NOTICE OF PRIMARY EXERCISE. Notice of a Primary Offeree's election to exercise, in whole or in part, a Primary Right shall be made by a writing signed by such Primary Offeree specifying the portion of the Offered Securities that such Primary Offeree elects to purchase (and, if such Primary Offeree elects to purchase more than its Primary Basic Amount, the Primary Undersubscription Amount that such Primary Offeree elects to purchase, if any), delivered to the Company prior to the expiration of the Primary Right Period (the "PRIMARY EXERCISE NOTICE"). If the Primary Basic Amounts subscribed for by the Primary Offerees are less than the total amount of the Offered Securities, then each Primary Offeree specifying a Primary Undersubscription Amount in its Primary Exercise Notice shall be entitled to purchase the Primary Undersubscription Amount specified; provided, however, that should the Primary Undersubscription Amounts subscribed for exceed the difference between the total amount of Offered Securities the Primary Offerees are entitled to purchase and the Primary Basic Amounts subscribed for (the "AVAILABLE PRIMARY UNDERSUBSCRIPTION AMOUNT"), each Primary Offeree who has subscribed for any Primary Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as is determined by multiplying such Available Primary Undersubscription Amount by a fraction, the numerator of which is the aggregate number of shares of Ordinary Shares and Conversion Shares held by such Primary Offeree and the denominator of which is the aggregate number of shares of Ordinary Shares and Conversion Shares held by the Primary Offerees who have subscribed for a Primary Undersubscription Amount; provided further, however, that if, as a result of the allocation of the Available Primary Undersubscription Amount, any Primary Offeree shall be allocated a number of shares greater than the number of shares it has indicated it is willing to purchase, it shall not be required to purchase such shares; rather such additional shares shall be reallocated in accordance with the above formula among the other Primary Offerees who have subscribed for a Primary Undersubscription Amount. All amounts determined by the formula set forth in this Section 5.2 shall be subject to rounding by the Board to the extent it reasonably deems necessary.

         5.3 SECONDARY RIGHT. If the Primary Offerees do not elect to purchase all of the Offered Securities, the Company shall give notice in writing of the Offer Terms to the Preferred Shareholders and Key Management (as applicable) other than the Primary Offerees (the "SECONDARY OFFEREES"). Each Secondary Offeree shall have the right (the "SECONDARY RIGHT") to purchase from the Seller
(i) that portion of the remaining Offered Securities, if any, after the Primary Offerees' election to purchase, as the aggregate number of shares of Ordinary Shares and Conversion Shares held by such Secondary Offeree bears to the total number of shares of Ordinary Shares and Conversion Shares held by all the Secondary Offerees (the "SECONDARY BASIC AMOUNT") and (ii) such additional portion of the remaining Offered Securities as any Secondary Offeree indicates it will purchase should any of the Secondary Offerees subscribe for less than their Basic Amounts (the "SECONDARY UNDERSUBSCRIPTION AMOUNT") and to which such Secondary Offeree is entitled under Section 5.4, at the same price and on the same terms as those set forth in the Primary Right, which Secondary Right shall remain open for a period of five (5) business days (the "SECONDARY RIGHT PERIOD").

         5.4 NOTICE OF SECONDARY EXERCISE. Notice of a Secondary Offeree's election to exercise the Secondary Right, in whole or in part, shall be evidenced by a writing signed by such Secondary Offeree, setting forth the amount that the Secondary Offeree elects to purchase (and, if such Secondary Offeree elects to purchase more than its Secondary Basic Amount, the Secondary Undersubscription Amount that such Secondary Offeree elects to purchase, if any), and delivered to the Seller prior to the end of the Secondary Right Period (the "SECONDARY EXERCISE NOTICE"). If the Secondary Basic Amounts subscribed for by the Secondary Offerees are less than the total amount of Offered Securities the Secondary Offerees are entitled to purchase pursuant to Section 5.3, then each Secondary Offeree specifying a Secondary Undersubscription Amount in its Secondary Exercise Notice shall be entitled to purchase the Secondary Undersubscription Amount specified; provided, however, that should the Secondary Undersubscription Amounts subscribed for exceed the difference between the total amount of Offered Securities the Secondary Offerees are entitled to purchase and the Secondary Basic Amounts subscribed for (the "SECONDARY AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Secondary Offeree who has subscribed for any Secondary Undersubscription Amount shall be entitled to purchase only the portion of the Secondary Available Undersubscription Amount as is determined by multiplying such Secondary Available Undersubscription Amount by a fraction, the numerator of which is the aggregate number of shares of Ordinary Shares and Conversion Shares held by such Secondary Offeree and the denominator of which is the aggregate number of shares of Ordinary Shares and Conversion Shares held by the Secondary Offerees who have subscribed for a Secondary Undersubscription Amount; provided further, however, that if, as a result of the allocation of the Secondary Available Undersubscription Amount, any Secondary Offeree shall be allocated a number of shares greater than the number of shares it has indicated it is willing to purchase, it shall not be required to purchase such shares; rather such additional shares shall be reallocated in accordance with the above formula among the other Secondary Offerees who have subscribed for a Secondary Undersubscription Amount. All amounts determined by the formula set forth in this Section 5.4 shall be subject to rounding by the Board to the extent it reasonably deems necessary.

         5.5 PERMITTED SALES OF REFUSED SECURITIES. In the event that the amount of the Offered Securities the Primary Offerees and the Secondary Offerees elect to purchase does not equal or exceed the total amount of the Offered Securities, Seller shall have one hundred twenty (120) days from the expiration of the Secondary Right Period to sell, subject to Section 6, all or any part of the Offered Securities for which a Primary Exercise Notice or a Secondary Exercise Notice has not been given (the "REFUSED SECURITIES") to the Proposed Transferee at the same price and on the same terms as those set forth in the Primary Right.

         5.6 CLOSING. The Primary and Secondary Offerees shall purchase the amount of Offered Securities specified in each respective Exercise Notice, upon the terms and conditions specified in the Primary Right, promptly following delivery of the Secondary Exercise Notice, provided, however, that the consummation of such purchase shall be subject to the preparation, execution and delivery of the share purchase agreement reasonably satisfactory to the Primary and Secondary Offerees, as the case may be, and their respective counsel. The term "ACCEPTING SHAREHOLDERS" shall refer to the Primary and Secondary Offerees who deliver an Exercise Notice. In addition, Seller shall promptly remit to each Accepting Shareholder that portion of the sale proceeds to which Accepting Shareholder is entitled by reason of its participation in the sale to the Proposed Transferee pursuant to Section 6.

         5.7 FURTHER SALE. Any Offered Securities not purchased by the Primary or Secondary Offerees or the Proposed Transferee in accordance with this Section 5 may not be sold or otherwise disposed of until they are again offered in accordance with this Section 5.

         5.8 Subject to the Revised Articles, nothing in this Section 5 shall be construed as limiting the right of a shareholder to transfer any of its shares separately from its Warrants.

6. CO-SALE RIGHTS ON SHARE CAPITAL SALES.

         6.1 RIGHT TO PARTICIPATE. In the event that a member of Key Management proposes to sell his shares and there remain Refused Securities, each Primary and Secondary Offeree desiring to participate in the sale (collectively, "CO-SELLERS") shall have the right to participate in the sale to the Proposed Transferee upon the same terms and conditions as set forth in the Primary Right, subject to the terms and conditions set forth in this Section 6.1. A Co-Seller shall exercise its right by delivering to the Seller, within fifteen (15) days after the expiration of the Secondary Right Period (i) a written notice of its intention to participate, specifying the amount of shares Co-Seller desires to sell to the Proposed Transferee, and (ii) one or more certificates representing the number of Ordinary Shares or Preferred Shares which Co-Seller elects to sell hereunder, duly endorsed for transfer to the Proposed Transferee.

         6.2 QUALIFIED PARTICIPATION. Each Co-Seller shall have the right to sell up to that number of Ordinary Shares or Preferred Shares equal to the product of (i) the amount of Refused Securities multiplied by (ii) a fraction, the numerator of which is the number of shares of Ordinary Shares and Conversion Shares held by such Co-Seller, and the denominator of which is the total number of shares of Ordinary Shares and Conversion Shares owned by the Seller and the Co-Sellers as a group. In the event of Co-Seller participation, the amount of Offered Securities which Seller is entitled to sell on Seller's own behalf pursuant to this Section 6.2 shall be reduced accordingly, and Seller shall include such Co-Seller shares in the sale of the Offered Securities.

         6.3 CONTINUING RIGHTS. The exercise or non-exercise of the right to participate hereunder with respect to a particular sale by a Seller shall not adversely affect a Co-Seller's right to participate in subsequent sales by the same or other sellers.

7. PERMITTED TRANSFERS.

         7.1 PERMITTED TRANSFERS. Seller may transfer its Ordinary Shares or Preferred Shares to the following transferees (each a "PERMITTED TRANSFEREE") without having to comply with Sections 5 and 6 hereof to: (i) Seller's spouse, lineal descendant or antecedent, brother or sister, (ii) an entity controlled by or controlling the Seller, or controlled by the shareholders of the Seller (provided that if such entity does not remain so controlled or controlling, such shares shall be transferred back to the original shareholder, or to another such entity), (iii) as to any Seller which is a partnership, in addition to (ii) above, the Seller may transfer to the Seller's partners and to affiliated partnerships managed by the` same management company or to the same managing general partner as the Seller. No subsequent transfer of any of such shares may be made except in conformity with the provisions of Sections 5 and 6, as applicable, provided, however, that no such transfer shall be made to any transferee, unless such transferee agrees in writing to be bound by all agreements binding upon the Shareholders immediately prior to such transfer.

         7.2 SALES BY KEY MANAGEMENT. No member of Key Management shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber the Restricted

Shares (as defined below) prior to the earlier of (i) the closing of a Qualified IPO, (ii) the termination by the Company of the employment of such member of Key Management (the "EMPLOYEE") other than for (x) Employee's gross negligence in the performance of his duties under his employment relationship, intentional non-performance or misperformance of such duties, (y) the Employee's conviction of a felony or other crime involving moral turpitude; or (z) the Employee's abuse of alcohol or drugs (legal or illegal) that materially impairs the Employee's ability to perform his duties, (iii) any material reduction of the Employee's duties or responsibilities or any reduction whether material or not, in the Employee's title relative to the Employee's duties, responsibilities of title as in effect immediately prior to such reduction except if such Employee agrees in writing or (iv) June 9, 2000. The "RESTRICTED SHARES" shall mean (i) with respect to the Founders, shares in the share capital of the Company of any class or series now owned or hereafter acquired by the Founders (excluding Series C Preferred Shares, Series B Preferred Shares and Conversion Shares), that constitute more than 20% of each of the Founder's respective shareholding in the Company as of September 30, 1998; (ii) with respect to Eric Gries, shares that constitute more than 20% of the shares issuable upon exercise of the vested portion (excluding Series C-1 Preferred Shares, Series B-1 Preferred Shares and Conversion Shares) of the options granted to Eric Gries as of September 30, 1998. The provisions of Sections 5 and 6, if applicable, shall apply only to the sale of Restricted Shares under this Section 7.2.

         7.3 TERMINATION. The rights set forth in Sections 5, 6 and 7 shall terminate upon the earlier of: (i) with respect to each of the Shareholders, such time as such Shareholder no longer owns any securities; (ii) the closing of a Qualified IPO; (iii) such time as the Company becomes subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act; or (iv) the occurrence of the merger or consolidation of the Company into or the sale of all or substantially all of the Company's assets to another corporation, unless the shareholders of the Company shall retain effective control over such other corporation immediately after such merger, consolidation or sale.

8.       CERTAIN TRANSFERS.

         Subject to Section 9, in the event that any person or entity makes an offer to purchase all of the issued and outstanding share capital of the Company or to merge the Company into another entity, and all the shareholders holding more than 75% of the Ordinary Shares and the Preferred Shares, voting together on an as-converted basis (excluding the classes of non-voting shares), indicate their acceptance of such offer, and such offer is approved by a majority of the Board, then, at the closing of such offered purchase of all the issued and outstanding share capital of the Company or merger, all of the holders of Ordinary Shares and Preferred Shares in the Company will transfer such Ordinary Shares or Preferred Shares to such person or entity; provided, however, that the consideration for all of the Company's shares shall in any event be allocated among the members in accordance with Section 10.

9.       PROTECTIVE PROVISIONS.

         9.1 Notwithstanding anything herein to the contrary, prior to a Qualified IPO, for so long as at least 50% of the Series D Preferred Shares, or 50% of the Series C-1 Preferred Shares, or 50% of the Series B-1 Preferred Shares or 50% of the Series A Preferred Shares remain issued and outstanding, all of the following decisions of the Company, except for the conversion or reclassification detailed in Section 10.2, will be brought to the shareholders of the Company, for approval by (subject in each event to the minimum class approval requirements of the Companies Law (5759-1999) (the "COMPANIES LAW")):
(x) for sub-section 9.1(i) the holders of at-least 51% of each series of Preferred Shares, affected by the amendment, voting as a separate class; or (y) for sub-section 9.1 (ii) through (ix), the holders of at-least 51% of each of the Series A Preferred Shares, the Series B-1 Preferred Shares and the Series C-1 Preferred Shares with each series voting as a separate class, and (z) for sub -section 9.1 (ii), (iii), (iv) and (viii), in addition to the approvals required pursuant to sub Section 9.1.(y)- the approval of the holders of at least 51% of Series D Preferred Shares.

                           (i)      adopt any amendment to the Memorandum or
Revised Articles or any other action which would have the effect of amending the specific rights, preferences or privileges of the Preferred Shares; (other than an action taken pursuant to the provisions of Section 10.2);

                           (ii)     increase the authorized number of Preferred
Shares or of any class or series thereof;

                           (iii)    create any new class or series of shares
(including rights, options or warrants) having rights, preferences or privileges on a parity with the Series A Preferred Shares or the Series B-1 Preferred Shares or the Series C-1 Preferred Shares, or enter into any contract or grant any option for the issue of any such securities, except for issuance of securities (i) issued in consideration for at least ten million U.S. Dollars ($10,000,000) at a pre-money valuation of the Company of at least one hundred sixty million U.S. Dollars ($160,000,000) on terms not more favorable than those of the Preferred Shares; (ii) to employees, consultants and service providers of the Company pursuant to share options plans approved by the Board from time to time (provided that any such grants in excess of 91,300 shares shall require Board approval which includes the approval of at least one (1) of the Preferred Shares Director);

                           (iv)     create any new class or series of shares
(including rights, options or warrants) having rights, preferences or privileges senior to the Series A Preferred Shares or the Series B-1 Preferred Shares or the Series C-1 Preferred Shares, or enter into any contract or grant any option for the issuance of any such securities;

                           (v)      liquidate the Company, or sell a majority
of the outstanding share capital, or merge with or consolidate into any corporation, firm or entity, reorganize, or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of the Company's assets;

                           (vi)     declare or pay any dividend (other than a
dividend payable only in Ordinary Shares) to any holder of any class or series of share capital declare or pay any dividend or other distribution of cash, shares or other assets;

                           (vii)    issue or sell shares of the Company in a
public offering other than in a Qualified IPO;

                           (viii)   purchase,  redeem or otherwise acquire any
Company share capital including without limitation any redemptions under Article 49 of the Revised Articles;

                           (ix)     approve the constitution of the board of
directors of any subsidiary of the Company the composition of which does not reflect the representation of each class of the Preferred Shareholders on the Board;

                           (x)      accept any capital or tax benefits from the
State of Israel which includes restrictions on transferring the assets of the Company or is otherwise detrimental to the Preferred Shareholders; or

                           (xi)     issue, sell, transfer or any other
disposition relating to any capital stock of the Subsidiary.

10.      RIGHTS ATTACHED TO PREFERRED SHARES.

         The Series A Preferred Shares, the Series B-1 Preferred Shares, the Series C-1 Preferred Shares and the Series D Preferred Shares will have all the rights and privileges of the Voting Ordinary Shares. The Series B-2 Non-voting Preferred Shares and the Series C-2 Non-voting Preferred Shares will have all the rights and privileges of the Non-voting Ordinary Shares. In addition, each Preferred Share shall entitle its holder to the powers, preferences and rights as follows:

         10.1 LIQUIDATION RIGHTS. In the event of any liquidation, winding up or Deemed Liquidation (as defined below) of the Company ("LIQUIDATION"):

         (a) the Series D Holders shall be entitled to receive, prior and in preference to any payment to any other class or series of share capital, an amount per Series D Preferred Share (the "SERIES D LIQUIDATION PREFERENCE") equal to the original purchase price in US dollars per Series D Preferred Share (as adjusted for any Recapitalization Event (as defined in the Revised Articles) with respect to such shares).

         If the assets and funds thus distributed among the Series D Preferred Shareholders shall be insufficient to permit the payment in full of the Series D Liquidation Preference to the Series D Holders, then the entire assets and funds of the Company legally available for distribution shall be distributed PRO RATA among the Series D Holders in proportion to the Series D Liquidation Preference each such holder is otherwise entitled to receive.

         (b) After the payment in full of the Series D Liquidation Preference to the Series D Holders, but prior and in preference to any payment to the Series B Holders, Series A Holders and to the holders of the Ordinary Shares, the Series C Holders shall be entitled to an amount per Series C Preferred Share (the "SERIES C LIQUIDATION PREFERENCE") equal to the original purchase price in US dollars per Series C Preferred Share (as adjusted for any Recapitalization Event (as defined in the Revised Articles) with respect to such shares). If the assets and funds thus distributed among the Series C Holders shall be insufficient to permit the payment in full of the Series C Liquidation Preference to the Series C Holders, then the entire assets and funds of the Company legally available for distribution after giving effect of the Series D Liquidation Preference to the Series D Holders shall be distributed PRO-RATA among the Series C Holders in proportion to the Series C Liquidation Preference each such holder is otherwise entitled to receive.

         (c) After payment in full of the Series D Liquidation Preference and the Series C Liquidation Preference, but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the Series A Holders and to the holders of the Ordinary Shares, the Series B Holders shall be entitled to receive an amount per Series B Preferred Share (the "SERIES B LIQUIDATION PREFERENCE") equal to the purchase price in US dollars per Series B Preferred Share (as adjusted for any Recapitalization Event with respect to such shares). If the assets and funds thus distributed among the Series B Holders shall be insufficient to permit the payment in full of the Series B Liquidation Preference to the Series B Holders, then the entire assets and funds of the Company legally available for distribution after giving effect to the Series D Liquidation Preference and the Series C Liquidation Preference, shall be distributed PRO-RATA among the Series B Holders in proportion to the Series B Liquidation Preference each such holder is otherwise entitled to receive.

         (d)      After payment in full of the Series D Liquidation
Preference, the Series C Liquidation Preference and the Series B Liquidation Preference but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares, the Series A Holders shall be entitled to receive an amount per Series A Preferred Share (the "SERIES A LIQUIDATION PREFERENCE") equal to the original purchase price in US dollars per Series A Preferred Share (as adjusted for any Recapitalization Event with respect to such shares). If the assets and funds thus distributed among the Series A Holders shall be insufficient to permit the payment of the Series A Liquidation Preference in full, then the entire assets and funds of the Company legally available for distribution after giving effect to the Series D Liquidation Preference, the Series C Liquidation Preference and the Series B Liquidation Preference, shall be distributed PRO-RATA among the Series A Holders in proportion to the Series A Liquidation Preference such holder is otherwise entitled to receive.

         (e) Thereafter the remaining assets and surplus assets of the Company legally available for distribution, if any, shall be distributed PRO-RATA to all of the shareholders of the Company, in proportion to the their respective shareholdings in the Company, as if all of the Preferred Shares had been converted into Ordinary Shares of the Company.

         (f) Whenever the distribution provided for in this sub-section shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or property as determined in good faith by the Board, or by the liquidator in the case of winding up. The NIS equivalent of the U.S. dollar value of any distribution under this sub-section shall be determined in accordance with the Representative Rate of Exchange last published by the Bank of Israel prior to the date of the making of the distribution.

         (g)      Notwithstanding the distribution detailed in sub-articles
(a)-(e) above, if as a result of a Deemed Liquidation the Series D Holders would receive the Series D Conversion Price (as determined by Section 10.2 below) or more, then the entire assets and surplus funds of the Company legally available for distribution, if any, shall be distributed PRO-RATA to all shareholders of the Company, in proportion to their respective shareholdings in the Company, as if all of the Preferred Shares had been converted into Ordinary Shares, subject to the prior payment of the Series D Liquidation Preference in the event that, as a result of a Deemed Liquidation the PRO RATA amount that the Series D Holders would receive from such distribution on a PRO RATA as converted basis is less than the Series D Liquidation Preference.

         (h)      Notwithstanding the distribution detailed in sub-articles
(a)-(e) above, if as a result of a Deemed Liquidation the Series C Holders would receive 2 (two) times the Series C Conversion Price (as determined by Section
10.2 below) or more, then the entire assets and surplus funds of the Company legally available for distribution, if any, after giving effect to the preferential rights of the Series D Holders, shall be distributed PRO-RATA to all shareholders of the Company, in proportion to their respective shareholdings in the Company, as if all of the Preferred Shares had been converted into Ordinary Shares, subject to the prior payment of the Series D Liquidation Preference in the event that, as a result of a Deemed Liquidation the PRO RATA amount that the Series D Holders would receive from such distribution on a PRO RATA as converted basis is less than the Series D Liquidation Preference.

         (i) Notwithstanding the distribution detailed above, if as a result of a Deemed Liquidation the Series B Holders would receive 2.5 (two and one-half) times the Series B Conversion Price (as determined by Section 10.2 below) or more, then the entire assets and surplus funds of the Company legally available for distribution, if any, after giving effect to the preferential rights of the Series D Holders and the Series C Holders set forth above, shall be distributed PRO RATA to all shareholders of the Company, in proportion to their respective shareholdings in the Company, as if all of the Preferred Shares had been converted into Ordinary Shares.

         10.2  OPTIONAL CONVERSION. Subject to adjustment as specified below,
(i) the Series D Holders shall have the right at any time to have their Series D Preferred Shares converted and reclassified into Voting Ordinary Shares, (ii) the Series C-1 Holders shall have the right at any time to have their Series C-1 Preferred Shares converted or reclassified into Voting Ordinary Shares or Non-voting Ordinary Shares, (iii) the Series C-2 Holders shall have the right at any time to have their Series C-2 Preferred Shares converted or reclassified into Series C-1 Preferred Shares or into Non-voting Ordinary shares, (iv) the Series A Holders and Series B-1 Holders have the right at any time to have their Series A Preferred Shares and Series B-1 Preferred Shares converted or reclassified into Voting Ordinary Shares, (v) the Series B-2 Holders shall have at any time the right to have their Series B-2 Preferred Shares converted or reclassified into Series B-1 Preferred Shares or into Non-voting Ordinary Shares; and (vi) the Non-voting Ordinary Shareholders have the right at any time to have their Non-voting Ordinary Shares converted or reclassified into Voting Ordinary Shares. Any conversion or reclassification of (i) Non-voting Ordinary Shares into Voting Ordinary Shares; and (ii) Non-voting Preferred Shares into Voting Preferred Shares (as defined in the Revised Articles) of the same class, will be made on a one to one basis. Any conversion or reclassification of Preferred Shares into Ordinary Shares will be made pursuant to the Conversion Rate (subject to adjustment as provided under this Agreement or the Revised Articles) at the time in effect for such share. The "CONVERSION RATE" shall be the Original Issue Price divided by the Conversion Price (subject to any adjustment as may be set forth in this Agreement or the Revised Articles) at the time in effect for such share. The "ORIGINAL ISSUE PRICE" of each Preferred Share is the amount in US Dollars originally paid to the Company for that share. The "CONVERSION PRICE" for each Preferred Share shall initially be the Original Issue Price of that Preferred Share and shall be adjusted as provided in sub-section 10.3.

         MANDATORY CONVERSION. The Voting Preferred Shares shall be automatically converted or reclassified into Voting Ordinary Shares as aforesaid and the Series B-2 Preferred and the Series C-2 Preferred shall be automatically converted or reclassified into Non-voting Ordinary Shares, each upon the closing of a Qualified IPO. Conversion of the Preferred Shares may be effected by way of reclassification of the Preferred Shares into Ordinary Shares at the then existing Conversion Rate.

         10.3 The Conversion Rate shall be subject toadjustment in the following cases:

         (a) In the event the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a share dividend (i.e. bonus shares), the number of Ordinary Shares then outstanding into a different number of shares, then thereafter the number of Ordinary Shares issuable upon the conversion or reclassification of Preferred Shares shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Ordinary Shares by reason of such change; provided, however, that no adjustment in the Conversion Rate shall be made hereunder in either of the following cases: (i) a share dividend on the Ordinary Shares where an identical share dividend in Ordinary Shares was paid also on the Preferred Shares, or (ii) a subdivision or combination of the Ordinary Shares where an identical subdivision or combination was made PRO RATA also in respect of the Preferred Shares.

         (b) In the event of any capital reorganization, or of any reclassification of the share capital of the Company or in case of the consolidation or merger of the Company with or into any other corporation, each Preferred Share shall after such capital reorganization, reclassification of share capital, consolidation, merger or sale entitle the holder to obtain the kind and number of Ordinary Shares or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which such holder would have been entitled if he had held the Ordinary Shares issuable upon conversion or reclassification of such Preferred Shares immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger or sale.

         10.4 ANTI-DILUTION. Upon each bona fide issuance or deemed issuance by the Company of any New Shares (as defined below) at a price per share less than the existing Conversion Price of a Share of a certain class of Preferred Shares, the Conversion Price of each Share of that class of Preferred Shares will be reduced to an amount equal to the existing Conversion Price multiplied by a fraction (i) the numerator of which is the sum of (A) the total number of shares of Preferred Shares outstanding plus (B) the number of New Shares that can be purchased at the existing Conversion Price for the total consideration received from the issuance of New Shares and (ii) the denominator of which is the number of outstanding Preferred Shares, plus the number of New Shares issued in the new issuance.

         The formula can be expressed algebraically as follows:

                  P'  =  P *         N + np/P
                                 ---------------
                                      N + n

                  Where:

                  N    =     Number of Preferred Shares outstanding prior to
                             the dilutive issuance of shares

                  P    =     Conversion Price of the Preferred Shares prior to
                             the dilutive issuance

                  P'   =     New Conversion Price of the Preferred Shares after
                             the dilutive issuance

                  n    =     Number of New Shares issued in the dilutive
                             issuance

                  p    =     Price per share in the dilutive issuance

                           No adjustments of the Conversion Price for a
                  Preferred Share shall be made in an amount less than one U.S. cent per share. No adjustment of such Conversion Price pursuant to this sub-section shall be made if it has the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

         (b) In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, or securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than shares to be issued to bona fide employees, consultants and service providers of the Company or of the Company's subsidiaries pursuant to any share option plan or share incentive plan approved by the Board), the aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exerciseability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Ordinary Shares, or upon the exchange or conversion of such security, shall be deemed to have been issued at the time of the issuance of such options, rights, or securities, at a consideration equal to the consideration received by the Company upon the issuance of such options, rights, or securities plus any additional consideration payable to the Company pursuant to the term of such options, rights or securities (without taking into account potential anti-dilution adjustments) for the Ordinary Shares covered thereby.

         (c) In the case of the issuance of shares or other securities for a consideration in whole or in part other than cash, the price per share shall be deemed to be the fair market value thereof as determined in good faith by the Board.

         (d) For the purpose of this Section, the consideration of any New Shares shall be calculated at the U.S. dollar equivalent thereof, on the day such New Shares are issued or deemed to be issued pursuant to this Section. "NEW SHARES" shall mean shares of whatever class issued or deemed to be issued pursuant to Section 12 by the Company other than the Excepted Securities as defined below.

         10.5 The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon conversion or reclassification of Preferred Shares as herein provided, such number of Ordinary Shares as shall then be issuable upon the conversion or reclassification of all outstanding Preferred Shares and the Non-voting Ordinary Shares. All Ordinary Shares which shall be so issued shall be duly and validly issued and fully paid and non-assessable.

         10.6 The Series A Holders and the Series B-1 Holders and the Series C-1 Holders shall have the right to appoint Directors as described in Section 4.7.

         10.7 Each Preferred Shareholder shall have one vote for each Ordinary Share into which the Preferred Shares held by him of record could be converted (as provided in Article 6 to the Articles), on every resolution (other than class meeting or resolution), without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. Notwithstanding the foregoing, in any class meeting or resolution, each Preferred Shareholder shall have one vote for each Preferred Shares held by him of record.

         10.8 For the purposes of this Agreement "DEEMED LIQUIDATION" shall mean a merger, reorganization, acquisition or sale of all or substantially all of the assets of the Company, following which the holders of the Company's share capital hold less than 50% of the voting power of the surviving or acquiring entity and less than 50% of the issued and outstanding share capital of the surviving or acquiring entity, unless the majority of the Series C Preferred Shareholders and a majority of the Series D Preferred Shareholders agree otherwise;

11.      DIVIDENDS.

         Prior to a Qualified IPO, in the event that the Company declares a distribution of dividends, the Preferred Shareholders shall be entitled to receive, prior and in preference to any distribution to be made to the Ordinary Shareholders, forty percent (40%) of the amount of dividends declared to be allocated in proportion to their respective shareholding in the Company (on an as converted basis). Thereafter, the remaining amounts of dividend legally available for distribution, shall be distributed PRO RATA to all the shareholders of the Company in proportion to their respective shareholding in the Company (on an as converted basis). Notwithstanding the foregoing, any dividends paid as a result of or in connection with a Liquidation will be distributed in the manner provided in Section 10.1 hereof.

12.      PREEMPTIVE RIGHTS.

         Until a Qualified IPO, each Shareholder (the "PREEMPTIVE PURCHASERS") shall have a right of first refusal (a "PREEMPTIVE RIGHT") to purchase its PRO-RATA share (or any portion thereof) of New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. Each Preemptive Purchaser's PRO-RATA share shall be the ratio of the number of shares of the Company's Ordinary Shares (assuming for purposes of this Section that all Preferred Shares have been converted into Ordinary Shares) then held by such Preemptive Purchaser as for the date of the Rights Notice (as defined in the subsection 12(b)), to the sum of the total number of Ordinary Shares outstanding as of such date (calculated on an as converted basis).

         This Preemptive Right shall be subject to the following provisions:

         (a) "NEW SECURITIES" shall mean any Ordinary Shares or Preferred Shares of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Ordinary Shares or Preferred Shares, and securities of any type whatsoever that are, or may become, convertible into said Ordinary Shares or Preferred Shares excluding the "EXCEPTED Securities". The "EXCEPTED SECURITIES" shall include (i) securities issuable upon conversion or reclassification of Preferred Shares; (ii) securities offered to the public in a Qualified IPO; (iii) the Company's Ordinary Shares or Preferred Shares issued in connection with any Recapitalization Event; (iv) Voting Ordinary Shares to be distributed to employees, directors, service providers, advisors or consultants of the Company pursuant to any share option plan or any share incentive plan approved by the Board; (v) Voting Ordinary Shares issued upon conversion or reclassification of the Non-voting Ordinary Shares; (vi) securities issued in connection with equipment financing, sponsored research, collaboration, technology licensing, development agreements or any other strategic partnerships approved by the Board; (vii) shares issued in connection with the acquisition by the Company of another business entity or the merger of any business entity with or into the Company or subsidiary of the Company or a merger of a subsidiary of the Company with or into another entity; (viii) securities issuable upon exercise of the Warrants (as such term is defined in the Revised Articles); and (ix) securities issued in connection with a rights offering.

         (b) If the Company proposes to issue New Securities, it shall give each Preemptive Purchaser a written notice (the "RIGHTS NOTICE") of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that each Preemptive Purchaser has the right to purchase under this Section 12. Each Preemptive Purchaser shall have thirty (30) days from delivery of the Rights Notice to agree to purchase (i) all or any part of its PRO-RATA share of such New Securities and (ii) all or any part of the PRO-RATA share of any other Preemptive Purchaser (including for this purpose any permitted transferee of such Preemptive Purchaser) entitled to such rights to the extent that such other Preemptive Purchaser does not elect to purchase its full PRO-RATA share, in each case for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased. If a Preemptive Purchaser that has elected to purchase its full PRO-RATA SHARE also elects to purchase in the aggregate the New Securities that other Preemptive Purchasers have not elected to purchase, such New Securities shall be sold to such Preemptive Purchaser in accordance with its respective PRO-RATA share which PRO-RATA share shall be the ratio of the number of shares of the Company then held by such Preemptive Purchaser (on an as converted basis), divided by the total number of the Company's shares then outstanding (on an as converted basis), then held by all Preemptive Purchasers who have elected to purchase New Securities in excess of their full PRO rata share multiplied by the sum of the total number of New Securities not purchased at such time;

         (c) If the Preemptive Purchasers fail to exercise in full the right of first refusal within the period or periods specified in sub-section 12(b), the Company shall have ninety (90) days after delivery of the Rights Notice to sell the unsold New Securities at a price and upon general terms no more favorable than specified in the Company's notice. If the Company has not sold the New Securities within said ninety (90) days period the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Preemptive Purchasers in the manner provided above.

13.      MISCELLANEOUS.

         13.1 AGGREGATION OF SHARES. For purposes of any provision of this Agreement requiring a person or entity to hold a minimum number of Ordinary Shares or Preferred Shares (or Ordinary Shares issued upon conversion thereof) or Registrable Securities in order to gain the benefit of such provision, all shares beneficially owned by affiliated entities or persons (including partners and members and former partners and former members) shall be aggregated together for the purposes of determining such person's or entity's status or rights under such provision.

         13.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Israel (without regard to the principles of conflict of laws thereof); provided, however, that Section 2 shall be governed exclusively by the laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

         13.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         13.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         13.5 TERMINATION OF PRIOR AGREEMENTS. This Agreement restates, supersedes and terminates the First Rights Agreement and the covenants and rights contained therein, and inclusive of the Series B Rights Agreement and the covenants and rights enumerated in sections 7 through 17 of the Series A Share Purchase Agreement.

         13.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede in their entirety all prior agreements among the parties with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than with the written consent of (i) the Company, and (ii) the holders of at least seventy-five percent (75%) of each of the (a) Series A Preferred (including Ordinary Shares received upon conversion thereof)
(b) the Series B Preferred (including Ordinary Shares received upon conversion thereof), (c) the Series C Preferred (including Ordinary Shares received upon conversion thereof) and (d) the Series D Preferred (including Ordinary Shares received upon conversion thereof) and (iii) in the case of any amendment that would affect adversely the rights of any member of Key Management, the consents of two members of Key Management.

         13.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) business days after the business day of deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid if addressed to a party in the same country or ten (10) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid if addressed to a party in a different country, (b) upon delivery, if delivered by hand, (c) three (3) business days after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Purchaser or any Preferred Shareholder, at such Purchaser's or Preferred Shareholder's address as set forth in the this Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above. Notices to Trident Capital Management-II, L.L.C. shall be deemed notice for each of the entities affiliated with Trident. Notices to Eucalyptus Venture Management L.L.C. shall be deemed notice for each of the entities affiliated with Eucalyptus. Notices to Ampal Industries (Israel) Ltd. shall be deemed notice to each of the entities affiliated therewith or for whom it may hold proxies from time to time. Notices to TCV III, L.P. shall be deemed notice for each of the entities affiliated or parallel therewith. Notices to Ampal Industries (Israel) Ltd. shall be deemed notices for each of the entities affiliated or related thereto for which it may hold proxies.

         13.8 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the party of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         13.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         13.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or compromised thereby.

         13.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         13.12 FURTHER ASSURANCES. The parties to this Agreement hereby represent that they collectively hold, as of the date hereof, the requisite number of shares required by law and by the Revised Article of the Company to amend the Revised Articles. Accordingly, as a material part of the Series D financing each party hereby undertakes by its execution hereof, to cause a shareholders meeting for the purposes of amending the Revised Articles to reflect the rights granted to the Series D Holders pursuant to this Agreement in the analogous provisions of the Revised Articles within twenty one days of the Closing of the Series D Share Purchase Agreement (such amendment may also be effected by the written resolution of the shareholders in accordance with the Revised Articles). At such time as the amended Revised Articles are duly adopted the Company shall take all necessary actions to file the amended Revised Articles with the Israeli Registrar of Companies within the statutory period.

         13.13 CONSENTS. By executing this Agreement each of the Series A Preferred Shareholders, the Series B Preferred Shareholders, the Series C Preferred Shareholders and each Member of Key Management hereby consents to the issuance of the Series D Preferred Shares in accordance with this Agreement and the Revised Articles.


         IN WITNESS WHEREOF, the parties have signed this Agreement on the dates as indicated below.

INFORMATION ASSOCIATES-II, L.P., by its General Partner     EUCALYPTUS VENTURES L.P., by its General Partner
                                                            EUCALYPTUS VENTURES (ISRAEL) L.P. , by its General
IA-II AFFILIATES, L.L.C.,                                   Partner
by its Manager                                              EUCALYPTUS VENTURES (CAYMAN) L.P. , by its General
                                                            Partner

By:                                                         EUCALYPTUS VENTURES AFFILIATED FUND L.P., by its
                                                            General Partner

Name:
of TRIDENT CAPITAL MANAGEMENT-II, L.L.C.                    By:

                                                            Name:
                                                            of EUCALYPTUS VENTURE MANAGEMENT L.L.C.

ISRAEL SEED LIMITED PARTNERSHIP, By its General Partner,    ISRAEL SEED II L.P., By its General Partner, SEED
SEED VENTURE PARTNERS LIMITED                               VENTURE PARTNERS LIMITED

By:
                                                            By:
Name:
                                                            Name:

WSG CAPITAL L.P. BY ITS GENERAL PARTNER                     AMPAL INDUSTRIES (ISRAEL) LTD.

By:                                                         By:

Name:                                                       Name:

TECHNOROV HOLDINGS (1993) LTD.                              MARINERA LTD.

By:                                                         By:

Name:                                                       Name:
                                                            of AMPAL INDUSTRIES (ISRAEL) LTD. VIA PROXY


AMPAL AMERICAN ISRAEL CORPORATION                           INVECO INTERNATIONAL INC.

By:                                                         By:

Name:                                                       Name:
                                                            of AMPAL INDUSTRIES (ISRAEL) LTD. VIA PROXY

XACCT TECHNOLOGIES (1997) LTD.                              DEUTSCHE BANK AG

By:                                                         By:

Name:                                                       Name:

TCV III (GP)                                                TCV III (Q), L.P.
A DELWARE GENERAL PARTNERSHIP                               A DELAWARE LIMITED PARTNERSHIP
By: Technology Crossover Management III                     By: Technology Crossover Management III,
L.L.C., its General Partner                                 L.L.C., its General Partner

By:                                                         By:
     Name: Robert C. Bensky                                      Name: Robert C. Bensky
     Title: Chief Financial Officer                              Title: Chief Financial Officer

TCV III, L.P.                                               TCV III STRATEGIC PARTNERS, L.P.
A DELWARE LIMITED PARTNERSHIP                               A DELAWARE LIMITED PARTNERSHIP
By: Technology Crossover Management III                     By: Technology Crossover Management III,
L.L.C., its General Partner                                 L.L.C., its General Partner

By:                                                         By:
     Name: Robert C. Bensky                                      Name: Robert C. Bensky
     Title: Chief Financial Officer                              Title: Chief Financial Officer

GLOBELINQ INTERNATIONAL FUND I, LLC                         WSG CAPITAL II L.P. BY ITS GENERAL PARTNER

By:                                                         By:
                                                            WSG Mangement, L.L.C., General Partner
Name:                                                       By Eran Wagner, General Manager

LIMOR SCHWEITZER                                            ERIC GRIES

By:                                                         By:



ERAN WAGNER                                                 SUN MICROSYSTEMS, INC.


By                                                          By:

                                                            Name:


H&Q EMPLOYEE VENTURE FUND 2000, L.P                         CREDIT SUISSE FIRST BOSTON VENTURE FUND I, LP

By:                                                         By:

Name:                                                       Name:

JOHN STERNFIELD                                             EDWARD & MARIE JACKSON

By:                                                         By:

                                                            By:

TAD W. PIPER                                                ERIC ZIMITS

By:                                                         By:

EREZ LEVY                                                   MARK ZANOLI

By:                                                         By:

ROB GENIESER                                                BILL DUFF

By:                                                         By:

HAMBRECHT & QUIST CALIFORNIA

By


                                   SCHEDULE I

SERIES A HOLDERS

Ampal-American Israel Corporation (1)
Israel Seed Limited Partnership (8)
Israel Seed II L.P. (8)
Technorov Holdings (1993) Ltd. (7)

SERIES B HOLDERS

Ampal-American Israel Corporation (1)
Ampal Industries (Israel) Ltd. (1)
Marinera Ltd. (1)
Inveco International Inc. (1)
Israel Seed Limited Partnership (8)
Israel Seed II L.P. (8)
Technorov Holdings (1993) Ltd. (7)
Information Associates-II, L.P. (3)
IA-II Affiliates, L.L.C. (3)
Eucalyptus Ventures L.P. (4)
Eucalyptus Ventures (Israel) L.P. (4)
Eucalyptus Ventures (Cayman) L.P. (4)
Eucalyptus Ventures Affiliated Fund L.P. (4)
WSG Capital L.P. (9)

SERIES C HOLDERS

TCV III, L.P. (2)
TCV III (GP) (2)
TCV III (Q), L.P. (2)
TCV III Strategic Partners, L.P. (2)
Marinera Ltd. (1)
Ampal Industries (Israel) Ltd. (1)
Deutsche Bank AG (6)
Globe LinQ International Fund I, LLC (5)
Information Associates-II, L.P. (3)
IA-II Affiliates, L.L.C. (3)
Eucalyptus Ventures L.P. (4)
Eucalyptus Ventures (Israel) L.P. (4)
Eucalyptus Ventures (Cayman) L.P. (4)
Eucalyptus Ventures Affiliated Fund L.P. (4)
Technorov Holdings (1993) Ltd. (7)
Israel Seed Limited Partnership (8)
Israel Seed II L.P. (8)
WSG Capital II L.P. (9)

SERIES D HOLDERS

Sun Microsystems, Inc.
Credit Suisse First Boston Venture Fund I, LP
H&Q Employee Venture Fund 2000, L.P
Hambrecht & Quist California
John Sternfield
Edward & Marie Jackson
Tad W. Piper
Eric Zimits
Erez Levy
Mark Zanoli
Rob Genieser
Bill Duff

KEY MANAGEMENT

Eran Wagner
Limor Schweitzer
Eric Gries

(1) IF TO AMPAL AMERICAN ISRAEL CORPORATION, AMPAL INDUSTRIES (ISRAEL) LTD., MARINERA LTD. AND INVECO INTERNATIONAL INC.:

Ampal Industries (Israel) Ltd.
111 Arlozorov St.
Tel-Aviv, Israel 62098

(2) IF TO TCV:


Technology Crossover Ventures III, L.P.               With a copy to:
56 Main St., Suite 210                                Technology Crossover Ventures III, L.P.
Millburn, NJ 07041                                    575 High St., Suite 400
USA                                                   Palo Alto, CA 94301
Attn: Robert C. Bensky                                USA
                                                      Attn: Jon Q. Reynolds, Jr.

(3) IF TO TRIDENT:

Trident Capital Management-II, L.L.C.                 With a copy to:
1150 Santa Monica Blvd., Suite 320                    Trident Capital Management-II, L.L.C
Los Angeles, CA 90266, USA                            2480 Sand Hill Road, Suite 100
                                                      Menlo Park, Ca 94025, USA
                                                      Attn: CFO


                                      -2-

(4) IF TO EUCALYPTUS:

Eucalyptus Venture Management L.L.C.
Hambrecht & Quist
One Bush Street
San Francisco, CA, USA
Attn: Bruce Crocker

(5) IF TO NISSHO IWAI AMERICAN CORPORATION:

Nissho Iwai American Corporation
1211 Ave. of the Americas
New-York, NY 10036

(6) IF TO DEUTSCHE BANK AG:

Deutsche Bank                                         With a copy to:
Winchester House                                      Sharir, Shiv, Law Offices
1 Great Winchester St.                                72 Pinhas Rosen Street
London EC2N 2EQ                                       Tel Aviv 69512, Israel
England                                               Attn: Yoram Shiv
Attn:    Tom Dechaene
         Hossam Galal

(7) IF TO TECHNOROV HOLDINGS (1993) LTD.:

Technorov Holdings (1993) Ltd.
46 Rothschild Blvd.
Alrov Tower, Tel-Aviv 66883
Israel

(8) IF TO ISRAEL SEED:

Israel Seed Limited Partnership                       With a copy to:
(with affiliated entities)                            Israel Seed
64 Emek Refaim                                        Lord Coutanche House
Jerusalem, 93142                                      66-68 Esplanade
Israel                                                St. Helier, Jersey JE4 8SZ
                                                      Channel Islands

(9) IF TO WSG CAPITAL L.P. AND WSG CAPITAL L.P. II:

WSG Capital L.P. and WSG Capital II, L.P.
c/o Eran Wagner at XACCT Technologies Inc.
2855 Kifer Rd., Suite 105
Santa Clara, CA, 95051, USA

IF TO XACCT TECHNOLOGIES:

XACCT Technologies (1997) Ltd.                        With a copy to:
31 Halechi St.                                        XACCT Technologies Inc.
Bnei-Brak 51200, Israel                               2900 Lakeside Drive
                                                      Suite 100
                                                      Santa Clara, CA 95054, USA

With a copy to:
S. Friedman & Co. Advocates
3 Daniel Frisch St.
Tel-Aviv 67431, Israel
Attn: Charles B. Gottlieb, Adv.


         SERIES D ADDRESSES TO BE INSERTED












                                      -4-